Genta Incorporated
                                Two Connell Drive
                           Berkeley Heights, NJ 07922
                                  908-286-9800

                                                                    May 20, 2002

Dear Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Genta Incorporated on Thursday, June 20, 2002 at 11:00 a.m., local time, at the Marriott New York Marquis Hotel, 1535 Broadway, New York, New York.

     The accompanying Notice of Annual Meeting of Stockholders enumerates the matters to be brought before the meeting and the accompanying proxy statement discusses these matters in detail. The notice and the proxy statement have been made a part of this invitation.

     Whether or not you intend to be present at the meeting, please mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed envelope to which no postage need be affixed if mailed in the United States. If you have any questions or need assistance in completing the proxy, please contact, Mr. Brian McCloskey, Genta's Corporate Controller, at the number above.

     A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, is also enclosed.

     The Board of Directors and Management look forward to seeing you at the meeting.

                                     Sincerely yours,

                                     /s/ Raymond P. Warrell

                                     Raymond P. Warrell, Jr., M.D.
                                     Chairman and CEO

                               GENTA INCORPORATED
                                Two Connell Drive
                           Berkeley Heights, NJ 07922
                                 908-286-9800

                    Notice of Annual Meeting of Stockholders
                            to be held June 20, 2002

     Notice is hereby given that the 2002 Annual Meeting of Stockholders (the "Annual Meeting") of Genta Incorporated (the "Company") will be held on Thursday, June 20, 2002 at 11:00 a.m., local time, at the Marriott New York Marquis Hotel, 1535 Broadway, New York, New York, for the following purposes:

     1.   To elect the entire Board of Directors of the Company.

     2. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock available for issuance by 25,000,000 shares.

     3. To vote upon a proposal to approve an increase in the number of shares of Common Stock authorized for issuance under the Genta Incorporated 1998 Stock Incentive Plan (the "1998 Plan") and the restatement of the 1998 Plan.

     4. To vote upon a proposal to approve an increase in the number of shares of Common Stock authorized for issuance under the Genta Incorporated Non-Employee Directors' 1998 Stock Option Plan (the "Non-Employee Directors' Plan").

     5. To approve an amendment to the Genta Incorporated Non-Employee Directors' 1998 Stock Option Plan to change the amount and the time when stock options are granted thereunder.

     6. To vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending December 31, 2002.

     7. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     Only stockholders of record at the close of business on May 1, 2002, the record date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

                                     By Order of the Board of Directors,

                                     /s/ Alfred J. Fernandez

                                     Alfred J. Fernandez
                                     Chief Financial Officer and Secretary

May 20, 2002


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YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN
TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY.
--------------------------------------------------------------------------------

                               GENTA INCORPORATED
                                Two Connell Drive
                           Berkeley Heights, NJ 07922
                                  908-286-9800

                                ----------------
                                 PROXY STATEMENT
                                ----------------

     This Proxy Statement is being furnished to the stockholders of Genta Incorporated, a Delaware corporation (the "Company"), in connection with the 2002 Annual Meeting of Stockholders of the Company to be held on June 20, 2002 at 11:00 a.m., local time, at the Marriott New York Marquis Hotel, 1535 Broadway, New York, New York, and at any adjournments thereof (the "Annual Meeting"). Execution and return of the enclosed Proxy are being solicited by and on behalf of the Board of Directors of the Company (the "Board"). The costs incidental to the solicitation and obtaining of proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by the Company. Proxies may be solicited, without extra compensation, by officers and employees of the Company by mail, telephone, telefax, personal interviews and other methods of communication. The Company may employ an outside firm to assist in the solicitation of proxies and the cost, if any, for such services will be paid by the Company.

                          VOTING AT THE ANNUAL MEETING

Record Date; Proxies; Vote Required

     Only stockholders of record at the close of business on May 1, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. As of May 1, 2002, 66,676,643 shares of the Company's common stock, par value $.001 per share ("Common Stock") were issued and outstanding. In addition, as May 1, 2002, the Company had 261,000 shares of Series A convertible preferred stock, par value $.001 per share ("Series A Preferred Stock"), outstanding and entitled to notice of the Annual Meeting. Holders of the shares of Series A Preferred Stock, however, are not entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Annual Meeting.

     All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted as instructed on those proxies. If no instructions are indicated, the shares will be voted FOR the election of the nominees named herein and FOR each other proposal described in the attached Notice of Annual Meeting of Stockholders. A stockholder may revoke his or her proxy at any time before it is exercised by written notice to the Secretary of the Company, by delivery of a later-dated signed proxy or by voting in person at the Annual Meeting.

     Election as a director requires a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Each other proposal described in the attached Notice of Annual Meeting of Stockholders requires the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting, except that the proposal to amend the Certificate of Incorporation requires the affirmative vote of a majority of the outstanding shares of Common Stock.

     For the purpose of determining the vote required for approval of matters to be voted on at the Annual Meeting, abstentions and broker non-votes will be counted as shares that are present for purposes of determining a quorum. With regard to the election of directors, votes may be cast in favor of a nominee or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will have the effect of a negative vote. With regard to proposals other than the election of directors, broker non-votes will have no effect on the outcome of such proposals. "Broker non-votes" occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

     At April 25, 2002, the Board consisted of eight directors. One director, Mark C. Rogers, M.D., has decided not to stand for reelection. The nominees for director at the Annual Meeting will be elected to serve for a term of one year expiring at the next annual meeting of stockholders and until such director's successor shall have been elected and qualified.

     The Board has nominated Raymond P. Warrell, Jr., M.D., Betsy McCaughey, Ph.D., Daniel D. Von Hoff, M.D., Harlan J. Wakoff, Douglas G. Watson, Michael S. Weiss and Patrick J. Zenner for election as directors to serve until the 2003 annual meeting of stockholders. All nominees are currently members of the Board of Directors of the Company.

     Each nominee has expressed his willingness to serve as a director if elected, and the Company knows of no reason why any nominee would be unable to serve. If a nominee is unable to serve as a director, the Proxies may be voted for one or more substitute nominees to be designated by the Board, or the Board may decide to reduce the number of directors.

     Set forth below is certain information with respect to each nominee for director, each of whom is currently serving as a director of the Company.

Nominees for Election at the Annual Meeting

     Raymond P. Warrell, Jr., M.D., 52, has been President, Chief Executive Officer and a member of the Board of Directors of the Company since December 1999 and Chairman since January 2001. From 1980 to 1999, he was associated with the Memorial Sloan-Kettering Cancer Center in New York, where he held tenured positions as Member, Attending Physician, and Associate Physician-in-Chief, and with the Joan and Sanford Weill Medical College of Cornell University, where he was Professor of Medicine. Dr. Warrell also has more than 20 years of development and consulting experience in pharmaceuticals and biotechnology products, and he was previously a consultant to the Company. He was a co-founder and chairman of the scientific advisory board of PolaRx Biopharmaceuticals, Inc., manufacturers of arsenic trioxide, a drug for the treatment of acute promyelocytic leukemia. He is also founder and chairman of Relgen LLC, a privately held pharmaceutical company. Dr. Warrell holds or has filed numerous patents and patent applications for biomedical therapeutic or diagnostic agents. He has published more than 100 peer-reviewed papers and more than 240 book chapters and abstracts, most of which are focused upon drug development in neoplastic diseases. Dr. Warrell is a member of the American Society of Clinical Investigation, the American Society of Hematology, the American Association for Cancer Research, and the American Society of Clinical Oncology. Among many awards, he has received the U.S. Public Health Service Award for Exceptional Achievement in Orphan Drug Development from the Food and Drug Administration.

     Betsy McCaughey, Ph.D., 53, has been a member of the Company's Board of Directors since June 2001. Dr. McCaughey is a nationally recognized expert on health care. Dr. McCaughey has had a distinguished academic career as a faculty member at Columbia University and as John M. Olin Fellow at the Manhattan Institute. In the mid 1990s, she received broad recognition for her analysis of the Clinton health care plan. In 1995, she was elected Lieutenant Governor of New York, and was a candidate for Governor in 1998. As Lieutenant Governor, she drafted legislation dealing with Medicaid reform, clinical trials access, hospital financing, and insurance reform. She is currently an Adjunct Senior Fellow at the Hudson Institute and is a frequent commentator on the future of the health care industry. Dr. McCaughey has authored numerous articles on health insurance, medical innovation, government regulation and public policy, which have appeared in publications such as The Wall Street Journal, New Republic, The New York Times, and U.S. News and World Report.

     Daniel D. Von Hoff, M.D., F.A.C.P., 54, has been a member of the Company's Board of Directors since January 2000. Dr. Von Hoff is Director of the Arizona Cancer Center and a professor at the University of Arizona College of Medicine. Dr. Von Hoff was President of the American Association for Cancer Research from 1999 through 2000. From 1985 through 1999, he was a professor at the University of Texas Health Science Center at San Antonio. From 1994 through 1999, he was also an adjunct scientist at the Southwest Foundation for Biomedical Research. He is a founder of the Institute for Drug Development, and co-founder, Director and Chief of the Board of Scientific Advisors of Ilex Oncology, Inc. Dr. Von Hoff has served as a consultant to a number of biopharmaceutical companies engaged in oncology drug development. He has published more than 450 papers, 120 book chapters, and 750 abstracts.

     Harlan J. Wakoff, 35, has been a member of the Company's Board of Directors since September 1997. Mr. Wakoff has been a Vice President in the Mergers & Acquisitions Group at Chase Securities, Inc. since June 1999. Previously Mr. Wakoff was a Vice President of the Media and Entertainment Investment Banking Group at ING Baring Furman Selz LLC from June 1996 to May 1999. He was previously affiliated with the investment banking groups at NatWest Markets from January 1995 to June 1996 and Kidder Peabody & Co. from August 1993 to January 1995.

     Douglas G. Watson, 57, has been a member of the Company's Board of Directors since April 2002. Mr. Watson's career spanned 33 years with Geigy/Ciba-Geigy/Novartis, during which time he held a variety of positions in the U.K., Switzerland and the U.S. From 1986, he was President of Ciba US Pharmaceuticals Division until 1996, when he was appointed President & CEO of Ciba-Geigy Corporation. During this ten-year period, Mr. Watson was an active member of the Pharmaceutical Research & Manufacturers Association (PhRMA) board in Washington, DC. Mr. Watson became President & CEO of Novartis Corporation in 1997 when the merger of Ciba-Geigy & Sandoz was approved by the FTC. Mr. Watson elected to take early retirement from Novartis in May 1999. Mr. Watson currently serves as a director on the boards of Engelhard Corporation and Dendreon Corporation, as well as a number of privately held Biotech companies.

     Michael S. Weiss, 36, has been Vice Chairman of the Company's Board of Directors since May 1997. Mr. Weiss is currently the Chairman and CEO of Access Oncology, Inc., a cancer-focused oncology development and marketing company. From 1993 until April 1999, Mr. Weiss was Senior Managing Director of Paramount Capital, Inc. and the Aries Funds. Previously, Mr. Weiss was an attorney with Cravath, Swaine & Moore. Mr. Weiss also serves on the Board of Directors of Paligent Inc. and Healthcare Integrated Services, Inc.

     Patrick J. Zenner, 55, has been a member of the Company's Board of Directors since December 2001. Mr. Zenner is a 31-year veteran of the pharmaceutical industry and spent his entire career at Hoffmann-La Roche. During his first 12 years, he held positions of increasing responsibility in sales, marketing, health care economics, public policy and governmental affairs. In 1982, he became Vice-President and General Manager of Roche Laboratories, and subsequently Director and Head of Global Pharma Marketing, Project Development and Regulation in Basel, Switzerland. In 1988, he became Senior Vice President, Pharmaceuticals Division and a member of the Board of Directors. From 1993 until his retirement in 2001, he served as President and CEO of Hoffmann-La Roche, Inc., North America. Mr. Zenner currently serves on the Boards of Geron, Inc., Praecis Pharmaceuticals, Inc. and Dendrite International, Inc. He has also served as a member of the Board and the Executive Committee of both the Pharmaceutical Research and Manufacturers Association (PhRMA) and the Biotechnology Industry Organization (BIO).

The Board of Directors unanimously recommends a vote for each nominee.

                                  PROPOSAL TWO

        AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE
             NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE

     The Board of Directors is recommending a proposed amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of capital stock from 100,000,000 shares to 125,000,000 shares, all of which to be designated as Common Stock $0.001 par value. The Company is currently authorized to issue 100,000,000 shares of capital stock, 95,000,000 of which are designated as Common Stock, 5,000,000 of which are designated as Preferred Stock.

     The additional shares of Common Stock would have rights identical to the currently outstanding Common Stock. Adoption of the proposed amendment and any issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for the effects incidental to increasing the outstanding number of shares of the Common Stock, such as dilution of the earnings per share and voting rights of current holders of Common Stock. At April 25, 2002, 66,661,643 shares of Common Stock were outstanding. The proposed amendment will not change the number of shares of preferred stock authorized for issuance

     The Board believes that the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board to be necessary or desirable. These purposes may include, without limitation: expanding the Company's business or product lines through the acquisition of other businesses or products; establishing strategic relationships with other companies; raising capital through the sale of Common Stock; and attracting and retaining valuable employees by providing equity incentives. The Company does not currently have any commitments, arrangements or understandings relating to any such transaction, which would require the additional shares. The number of shares currently authorized is sufficient for the Company's existing commitments.

     Once authorized, the additional shares of Common Stock may be issued with approval of the Board of Directors but without further approval of the stockholders, unless stockholder approval is required by applicable law, rule or regulation.

     Stockholder approval of this proposal is required under Delaware law. Approval of the amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

     The Board of Directors unanimously recommends a vote FOR adoption of the amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock by 25,000,000 shares.

                                 PROPOSAL THREE

              APPROVAL OF INCREASE IN SHARES AND RESTATEMENT OF THE
                  GENTA INCORPORATED 1998 STOCK INCENTIVE PLAN

     On March 21, 2002, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, an amendment to the Company's 1998 Stock Incentive Plan (the "1998 Plan") that would increase the total number of shares of Common Stock authorized for issuance under the 1998 Plan from 12,100,000 shares to 15,600,000 shares, an increase of 3,500,000 shares. The Board of Directors has directed that the proposal to increase the number of shares of Common Stock authorized for issuance under the 1998 Plan be submitted to the Company's stockholders for their approval.

     The Board of Directors believes that the availability of the additional 3,500,000 shares under the 1998 Plan is in the best interests of the Company and its stockholders because the availability of an adequate stock option program is an important factor in attracting and retaining qualified directors, officers and employees (whether through acquisitions or otherwise), essential to the success of the Company and in aligning their long term interests with those of the stockholders. The increase in the number of shares of Common Stock reserved for issuance under the 1998 Plan will permit the Company to continue the operation of the 1998 Plan for the benefit of new participants, as well as to allow additional awards to current participants. Stockholder approval of the increase in the number of shares of Common Stock under the 1998 Plan is necessary to comply with the listing maintenance standards of Nasdaq, as well as to ensure that the additional shares may be granted as incentive stock options, as defined in Section 422 of the Code.

     The Company is also seeking to have the stockholders approve the restatement of the 1998 Plan. The purpose of such approval is to ensure that the stockholders have reapproved the entire 1998 Plan as amended, so that stock options and stock appreciation rights granted under the 1998 Plan will qualify for the performance-based exception to the deduction limitations of section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). In connection with the restatement of the 1998 Plan, the Board of Directors made certain clarifying amendments to the 1998 Plan. These amendments include the following: elimination of the increase in the number of shares authorized for issuance under the 1998 Plan in connection with a conversion of Class D Convertible Preferred Stock, elimination of the requirement to execute a stockholder's agreement and the Company's right of first refusal on the transfer of shares, provide that the Company will pay the lesser of the fair market value of shares or the amount paid for such shares on forfeited restricted stock, and certain changes to the withholding of shares to satisfy the Company's tax withholding obligations.

     The major features of the 1998 Plan are summarized below, which summary is qualified in its entirety by the actual text of the 1998 Plan. The Company will furnish, without charge, a copy of the 1998 Plan to any stockholder of the Company upon request. Such request should be sent to the Secretary of the Company at Genta Incorporated, Two Connell Drive Berkeley Heights, NJ 07922, or made by telephone at (908) 286-9800.

General

     The 1998 Plan provides for the grant of (i) incentive stock options, (ii) non-qualified stock options (incentive and nonqualified stock options are collectively referred to as "options"), (iii) stock appreciation rights, (iv) restricted stock, (v) restricted stock units, (vi) dividend equivalent rights and (vii) other stock-based awards. The 1998 Plan currently authorizes the issuance of up to 12,100,000 shares of Common Stock, subject to adjustment as described in the 1998 Plan. The stockholders are being asked to consider and approve an amendment which would, commencing on the date of the Annual Meeting, increase the number of shares of Common Stock available for grants under the 1998 Plan by an additional 3,500,000 shares, for a total of 15,600,000 shares. If any award is forfeited or otherwise terminates or is cancelled without delivery of the shares of Common Stock, then the shares covered by such award or to which such award relates will again become available for issuance under the 1998 Plan. No individual who receives a grant of stock options and stock appreciation rights under the 1998 Plan may be granted more than 8,000,000 shares under the 1998 Plan during any two-year period.

     The 1998 Plan was approved by the Board of Directors on May 28, 1998 and adopted by the Company's stockholders on July 14, 1998. The 1998 Plan was most recently amended and restated by the Board of Directors on March 21, 2002.

Administration

     The 1998 Plan is administered by the Compensation Committee (the "Committee"). The Committee has the authority to (i) exercise all of the powers granted to it under the 1998 Plan, (ii) construe, interpret and implement the provisions of the 1998 Plan, (iii) prescribe, amend and rescind rules and regulations relating to the 1998 Plan, (iv) correct any defect, supply any omission and reconcile any inconsistency in the 1998 Plan, (v) amend the 1998 Plan to reflect changes in applicable law, (vi) determine whether, to what extent and under what circumstances awards may be settled or exercised, and (vi) determine whether, to what extent, and under what circumstances amounts payable with respect to awards will be deferred. The determinations of the Committee are made in its sole discretion and are final, binding, and conclusive. The Committee presently consists of Michael S. Weiss, Harlan J. Wakoff and Dr. Daniel D. Von Hoff, each of whom is a non-employee director of the Company.

Eligibility for Participation

     Officers and other employees (including prospective employees conditioned on their becoming employees) of the Company and its subsidiaries, and consultants, advisers and other independent contractors of the Company and its subsidiaries are eligible for grants under the 1998 Plan. Non-employee directors of the Company also are eligible to receive grants under the 1998 Plan. The Committee determines who will receive grants under the 1998 Plan. As of April 25, 2002, approximately 66 employees were eligible for grants under the 1998 Plan.

Types of Awards

     Stock Options.

     The Committee may grant stock options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Code or so-called "non-qualified stock options" that are not intended to so qualify ("NQSOs"). The terms of any stock option grant under the 1998 Plan are set forth in the plan agreement and determined by the Committee. Anyone eligible to participate in the 1998 Plan may receive a grant of NQSOs. Only employees of the Company and its subsidiaries may receive a grant of ISOs. Currently, the Plan provides that the total number of ISOs which may be granted under the 1998 Plan may not exceed 9,000,000 shares of Common Stock. If the amendment to increase the total number of shares of Common Stock under the 1998 Plan is approved, the total number of ISOs which may be granted under the 1998 Plan will also be increased to 12,500,000 shares.

     The Committee determines the period during which stock options are exercisable, subject to the limitation that ISOs must be exercised no later than the tenth anniversary of the date of grant of the ISO. However, if the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of outstanding stock of the Company, the term may not exceed five years from the date of grant. Unless the Committee provides otherwise, an option will become exercisable in four equal installments of 25% on each of the first four anniversaries of the date of grant.

     The exercise price per share of an option will be determined by the Committee and set forth in the plan agreement. The exercise price per share for a NQSO may be less than, equal to, or greater than the fair market value of a share of Common Stock on the date of grant. The exercise price per share for ISOs must be at least equal to the fair market value of a share of Common Stock on the date of grant. However, if the grantee of an ISO is a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price per share of the ISO must be no less than 110% of the fair market value of a share of the Common Stock on the date of grant. To the extent that the aggregate fair market value of shares of Common Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs must be treated as NQSOs.

     The exercise price for any option is payable (i) by check, (ii) unless the plan agreement provides otherwise, by delivery of shares of Common Stock having a fair market value on the date of the exercise equal to part or all of the option exercise price, or (iii) by such other payment method permitted by the Committee. The Committee may provide in the plan agreement that an additional option will be granted to any grantee who delivers shares of Common Stock to exercise the option. The additional option will equal the number of shares delivered to exercise the option, have an exercise price equal to the fair market value of the Common Stock on the date of grant, and have an expiration date that is no later than that of the original option.

     Stock Appreciation Rights

     The Committee may grant stock appreciation rights ("SARs") to anyone eligible to participate in the 1998 Plan. SARs may be granted in connection with, or independently of, any stock option granted under the 1998 Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price set forth in the plan agreement. Such payment to the grantee will be in cash, in Common Stock, or a combination of cash and Common Stock, as determined by the Committee.

     Restricted Stock

     The Committee may grant restricted shares of Common Stock to anyone eligible to participate in the 1998 Plan. The Committee may require that grantees pay consideration for the restricted shares. The Committee determines the number of shares of Common Stock subject to the restricted share award, the terms and conditions of the restricted stock award, and the applicable restriction period. After a grantee accepts a restricted share award, the grantee will have all rights of a stockholder of the Company with respect to such restricted shares, but will not be able to transfer the restricted stock until the restrictions lapse.

     Restricted Stock Units

     The Committee may grant restricted stock units to anyone eligible to participate in the Plan. Restricted stock units provide grantees with the economic equivalent of actual restricted shares of stock. A restricted stock unit is an unsecured promise to transfer an unrestricted share of Common Stock at a specified future maturity date (which can be later than the vesting date at which the right to receive the shares becomes nonforfeitable) selected by the grantee.

     Dividend Equivalent Rights

     The Committee may include in any award a dividend equivalent right which entitles the recipient to receive an amount equal to the ordinary dividends that would have been paid, during the time such award is outstanding, unexercised or not vested, on the shares of Common Stock covered by such award if such shares were then outstanding.

     Other Stock Based-Awards

     The 1998 Plan permits the Committee to grant other stock based awards, such as performance shares or unrestricted stock, subject to such terms and conditions as the Committee deems appropriate.

Amendment and Termination of the 1998 Plan

     The Board may amend or terminate the 1998 Plan at any time, subject to stockholder approval if required in order to comply with the Code or other applicable laws or regulations. Unless sooner terminated by the Board, no ISOs may be granted under the 1998 Plan after July 13, 2008.

Change in Control

     In the event of a change in control of the Company, (i) unless the applicable plan agreement provides otherwise, outstanding stock options and SARs will become fully vested and immediately exercisable if the grantee's employment is terminated without cause within one year of the change in control, and (ii) outstanding plan agreements may be amended by the Committee to advance the date on which the outstanding award terminates.

If a proposed liquidation or dissolution of the Company occurs, outstanding awards will terminate immediately prior to the consummation of the action, unless the Committee determines otherwise. If the Company merges or consolidates with or into another corporation or entity, outstanding awards will be assumed or an equivalent option or right will be substituted by the successor corporation or a parent or subsidiary of such successor corporation, unless the Committee determines otherwise. If the successor corporation does not assume or substitute the outstanding award, the award will terminate as of the date of the closing of the merger.

Grants Under the 1998 Plan

     As of April 25, 2002, stock options to purchase an aggregate of 11,915,294 shares of Common Stock (net of cancellations) had been granted as of such date under the 1998 Plan, of which 8,948,744 were outstanding. No shares of Common Stock remain outstanding or have been granted with respect to stock appreciation rights, dividend equivalent rights, restricted stock, restricted stock units, and other stock-based awards. If the amendment to the 1998 Plan to increase the number of shares authorized to be issued under the 1998 Plan is approved, the total number of shares of Common Stock that may be issued under the 1998 Plan will be 15,600,000 shares, meaning that 3,683,206 shares will be available under the 1998 Plan.

     No grants have been made under the 1998 Plan that are subject to stockholder approval at the Annual Meeting. It is not possible at present to predict the number of grants that will be made or who will receive any grants under the 1998 Plan after the Annual Meeting.

     The last sales price of the Company's Common Stock on April 25, 2002, was $12.98 per share.

Federal Income Tax Consequences

     The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants that may be awarded under the 1998 Plan. This discussion is intended for the information of the stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the 1998 Plan.

     The grant of an ISO or NQSO will create no tax consequences for the participant or the Company. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction at that time. Upon exercising an NQSO, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date exercised. The Company generally will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

     A participant's disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option, except that the Company will be entitled to a deduction (and the participant will recognize ordinary income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods are satisfied.

     With respect to the grant of restricted shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares received at the time that the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of such restricted shares rather than upon the lapse of the restriction on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits the shares, the participant would not be entitled to any tax deduction, including a capital loss, for the value of the shares on which the participant previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty (30) days after receipt of the shares.

     The grant of a SAR or restricted stock unit will not result in income for the participant or in a tax deduction to the Company. Upon exercise of the award, the participant will recognize ordinary income in an amount that equals the fair market value of any shares of Common Stock and/or any cash received, and the Company will be entitled to a tax deduction in the same amount. Participants will recognize ordinary income equal to any amounts paid on dividend equivalent rights at the time of such payment, and the Company will be entitled to a corresponding deduction.

     Section 162(m) of the Code generally disallows a public corporation's tax deduction for compensation paid to its chief executive officers and any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. The Company intends that stock options and SARs granted under the 1998 Plan by the Committee will qualify as "performance-based compensation." Other awards granted under the 1998 Plan will not qualify as "performance-based compensation."

     The Board of Directors unanimously recommends a vote FOR adoption of a proposal to approve an increase in the number of shares of Common Stock authorized for issuance under the 1998 Plan and the restatement of the 1998 Plan.

                                  PROPOSAL FOUR

           APPROVAL OF INCREASE IN SHARES UNDER THE GENTA INCORPORATED
                 NON-EMPLOYEE DIRECTORS' 1998 STOCK OPTION PLAN

     On March 21, 2002, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, an amendment to the Company's Non-Employee Directors' 1998 Stock Option Plan (the "Directors' Plan") that would increase the total number of shares of Common Stock authorized for issuance under the Directors' Plan from 2,900,000 shares to 3,300,000 shares, an increase of 400,000 shares. The Board of Directors has directed that the proposal to increase the number of shares of Common Stock authorized for issuance under the Directors' Plan be submitted to the Company's stockholders for their approval.

     The Board of Directors believes that the availability of the additional 400,000 shares under the Directors' Plan is in the best interests of the Company and its stockholders because the availability of an adequate stock option program is an important fact in attracting and retaining qualified directors, essential to the success of the Company and aligning their long term interests with those of the stockholders. The increase in the number of shares of Common Stock reserved for issuance under the Directors' Plan will permit the Company to continue the operation of the Directors' Plan for the benefit of new participants, as well as to allow additional awards to current participants. Stockholder approval of the increase in the number of shares of Common Stock under the Directors' Plan is necessary to comply with the listing maintenance standards of Nasdaq.

     The major features of the Directors' Plan are summarized below, which summary is qualified in its entirety by the actual text of the Directors' Plan. The Company will furnish without charge a copy of the Directors' Plan to any stockholder of the Company upon request. Such request should be sent to the Secretary of the Company at Genta Incorporated, Two Connell Drive Berkeley Heights, NJ 07922, or made by telephone at (908) 286-9800.

General

     The Directors' Plan provides for the grant of non-qualified stock options to non-employee directors of the Company. The Directors' Plan currently authorizes the issuance of up to 2,900,000 shares of Common Stock, subject to adjustment as described in the Directors' Plan. The stockholders are being asked to consider and approve an amendment which would, commencing on the date of the Annual Meeting, increase the number of shares of Common Stock available for grants under the Directors' Plan by an additional 400,000 shares, for a total of 3,300,000 shares. If any stock option issued under the Directors' Plan is cancelled or terminated without delivery of the shares of Common Stock, the shares covered by such stock option will again be available for issuance under the Directors' Plan.

     The Directors' Plan was approved by the Board of Directors on May 28, 1998, and adopted by the Company's stockholders on July 14, 1998. The Directors' Plan was most recently amended on March 21, 2002 by the Board of Directors.

Administration

     The terms of stock options that are awarded under the Directors' Plan are set forth in the Directors' Plan and cannot be changed other than through an amendment to the Directors' Plan. Any administrative action required under the Plan will be taken by the Board of Directors. All determinations of the Board of Directors are final, binding and conclusive.

Eligibility for Participation

     Only non-employee members of the Board of Directors are eligible to receive grants under the Directors' Plan. As of April 25, 2002, 7 non-employee directors were eligible for grants under the Directors' Plan.

Stock Option Grants

     Currently, non-employee directors receive a grant of 24,000 stock options upon their initial election to the Board and, thereafter, an option grant of 6,667 shares for each meeting of the Board they attend in person (up to

20,000 shares per year). As proposed by and described under Proposal Five, non-employee directors would receive annual grants of 20,000 stock options at the first meeting of the Board they attend in person. The option is fully exercisable on the date of grant. Each option granted to a non-employee director under the Directors' Plan will have an exercise price equal to the fair market value of the Common Stock on the date of grant, and a term of ten years from the date of grant. The exercise price for any option is payable (i) by check, (ii) by delivery of shares of Common Stock having a fair market value on the date of the exercise equal to part or all of the option exercise price, or (iii) by such other payment method permitted by the Board of Directors, including by withholding of shares underlying the option.

     If a non-employee director's service on the Board of Directors terminates for any reason other than death or disability, options granted under the Directors' Plan will be exercisable for six months after termination to the extent they were exercisable at the time of termination, but not after the expiration date of the option. If a director dies or becomes disabled while serving on the Board of Directors or during the aforementioned post-service exercise period, the options granted under the Directors' Plan will, to the extent exercisable immediately prior to death or disability, remain exercisable for one year after the date of death or disability, but not after the expiration date of the option.

Amendment and Termination of the Directors' Plan

     The Board of Directors may amend the Directors' Plan at any time, subject to stockholder approval if required to comply with applicable law, rule or regulation. Unless terminated earlier by the Board of Directors, the Directors' Plan will terminate on the date when no more shares are available for issuance under the Directors' Plan.

Change in Control

     In the event of a change in control, all options granted under the Directors' Plan will become fully vested and immediately exercisable upon (i) the termination of the non-employee directors' membership on the Board of Directors by stockholder action within one year of the change in control, or
(ii) the consummation of a liquidation, sale, disposition or other transactions. In the event of a merger or consolidation of the Company with or into any other corporation or entity, each outstanding stock option granted under the Directors' Plan will be assumed by the successor corporation or a parent or subsidiary of the successor corporation or an equivalent option or right will be substituted for the outstanding stock option.

Grants Under the Directors' Plan

     As of April 25, 2002, stock options to purchase an aggregate of 2,726,958 shares of Common Stock (net of cancellations) had been granted under the Directors Plan, of which 878,671 were outstanding. If the amendment to the Directors' Plan to increase the number of shares authorized to be issued under the Directors' Plan is approved, the total number of shares of Common Stock that may be issued under the Directors' Plan will be 3,300,000 shares, meaning that 579,142 shares will be available under the Directors' Plan.

     No grants have been made under the Directors' Plan that are subject to stockholder approval at the Annual Meeting. The number of grants that will be made after the Annual Meeting to each non-employee director is described above under "Stock Option Grants" under Proposal Five. No other grants will be made under the Directors' Plan.

Federal Income Tax Consequences

     The following is a brief description of the U.S. federal income tax consequences generally arising with respect to stock options that may be granted under the Directors' Plan. This discussion is intended for the information of the stockholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Directors' Plan.

     The grant of a nonqualified stock option will create no tax consequences for the participant or the Company. Upon exercising a nonqualified stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date exercised. The Company generally will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

     A participant's disposition of shares acquired upon the exercise of a nonqualified stock option generally will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares. There will be no tax consequences to the Company in connection with a disposition of shares acquired under an option.

     The Board of Directors unanimously recommends a vote FOR adoption of a proposal to approve an increase in the number of shares of Common Stock authorized for issuance under the Non-Employee Directors' Plan.

                                  PROPOSAL FIVE

                         AMENDMENT TO GENTA INCORPORATED
                 NON-EMPLOYEE DIRECTORS' 1998 STOCK OPTION PLAN
   TO CHANGE THE AMOUNT AND THE TIME WHEN STOCK OPTIONS ARE GRANTED THEREUNDER

     On March 21, 2002, the Board of Directors of the Company approved several amendments to the Directors' Plan (the "Directors' Plan") which, if adopted, would alter the amount and the time when options are granted to directors for their services as directors. Currently, non-employee directors receive a grant of 24,000 stock options upon their initial election to the Board and, thereafter, an option grant of 6,667 shares for each meeting of the Board they attend in person (up to 20,000 shares per year). As proposed, this amendment would provide that non-employee directors would receive annual grants of 20,000 stock options at the first meeting of the Board they attend in person each year.

     Specifically, this amendment would repeal Sections 5(e) of the Directors' Plan which set forth the annual grant of options to directors. To implement the proposed changes, this amendment would amend the Directors' Plan by adding the following new sections:

               "(e) Each member of the Board will be granted an annual option to purchase 20,000 shares at the first meeting of the Board they attend in person. The exercise price per share of Common Stock under each option granted under this subsection 5(e) shall be equal to Fair Market Value (as defined in subsection 6(a) of this Plan). Such options shall become exercisable immediately upon grant."

     The Board of Directors believes that the amendment is in the best interests of the Company and its stockholders because it provides improved incentives to attract and retain qualified non-employee directors to serve on the Board of Directors and helps to maintain and enhance long-term performance by compensating directors for their service to the Board and their attendance at meetings of the Board. Stockholders approval of this amendment is necessary, inter alia, to comply with the listing maintenance standards of Nasdaq.

     The major features of the Directors' Plan are summarized above under Proposal Four.

     The Board of Directors unanimously recommends a vote FOR adoption of a proposal to the amount and the time when stock options are granted under the Non-Employee Directors' Plan.

                                  PROPOSAL SIX

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2002, subject to ratification by the stockholders at the Annual Meeting.

     Deloitte & Touche LLP was the Company's independent auditors for the fiscal year ended December 31, 2001.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to answer appropriate questions.

     The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors.

                                  OTHER MATTERS

     The Board of Directors of the Company does not know of any other matter that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                          MATTERS CONCERNING DIRECTORS

Board Meetings and Board Committees

     The Board of Directors has an Audit Committee, a Compensation Committee and an Executive Committee. The Board of Directors held four meetings and acted by unanimous written consent in lieu of a meeting eight times during the year ended December 31, 2001. The Audit Committee held four meetings, the Compensation Committee held one meeting and the Executive Committee held three meetings during the year ended December 31, 2001. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member.

     The Audit Committee currently consists of Harlan J. Wakoff, Betsy McCaughey, Ph.D. and Patrick J. Zenner. Each of the members of the Audit Committee are independent within the meaning of the National Association of Securities Dealers' listing standards. Pursuant to the Audit Committee's Charter adopted by the Board of Directors, the purposes of the Audit Committee include reviewing the procedures and results of the Company's external auditing functions, providing a direct communication link to the Board of Directors from the Company's external auditing staffs and the Chief Financial Officer, helping assure the quality of the Company's financial reporting and control systems and recommending annually to the Board of Directors the firm of independent auditors to examine the Company's financial statements.

     The Compensation Committee currently consists of Michael S. Weiss, Harlan
J. Wakoff and Dr. Daniel D. Von Hoff. The primary purpose of the Compensation Committee is to review, on an annual basis or more frequently as it deems appropriate, the performance of the executive officers of the Company, review the amount and form of compensation payable to the executive officers of the Company and report to the Board of Directors on an annual basis making recommendations regarding compensation of the executive officers. In addition, the Compensation Committee administers the Company's equity compensation plans.

     The Executive Committee currently consists of Dr. Raymond P. Warrell, Jr., Michael S. Weiss, and Harlan J. Wakoff. The Executive Committee has been empowered to exercise all of the powers and authorities of the Board of Directors in management of the business and affairs of the Company, except that the Executive Committee does not have the power and authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any bylaw of the Company.

Compensation of Directors

     Directors of the Company receive no fees for their services as directors or committee members. Non-employee directors are reimbursed by the Company for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. In addition, under the Company's Amended Non-Employee Directors' 1998 Stock Option Plan, non-employee directors currently receive a grant of 24,000 stock options upon their initial election to the Board and, thereafter, each member of the Board will an annual grant of 20,000 stock options at the first Board of Directors meeting they attend in person each year. Employee directors are eligible for stock options under the Company's 1998 Stock Incentive Plan.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid to the Company's Chief Executive Officer and the four other most highly paid executive officers during the year ended December 31, 2001 (the "Named Executive Officers").

                                                                                                                Long-Term
                                                              Annual Compensation                          Compensation Awards
                                          ------------------------------------------------------------   ----------------------
                                                                                        Other Annual      Securities Underlying
Name and Principal Position                Year        Salary ($)        Bonus ($)      Compensation           Options (#)
---------------------------               ------      ------------      -----------   ----------------   ----------------------
Raymond P. Warrell, Jr., M.D. .........    2001         $325,000         $100,000          $18,037(3)            300,000(5)
 Chairman, President and                   2000          325,000          100,000           18,144(2)                 --
 Chief Executive Officer                   1999           42,083(1)            --               --             4,763,262(4)

Alfred J. Fernandez ...................    2001          101,141(7)        46,000           52,323(8)            200,000(9)
 Executive Vice President,
 Chief Financial Officer and
 Secretary

Loretta M. Itri, M.D. .................    2001          201,807(10)       79,500           11,179(11)           300,000(12)
 Executive Vice President,
 Clinical Research and
 Development, and Chief
 Medical Officer

Bruce A. Williams .....................    2001          161,125(13)       39,000               --               150,000(14)
 Senior Vice President, Sales
 And Marketing

Robert E. Klem, Ph.D. .................    2001          204,000           24,700               --               632,353(6)
 Vice President and Chief
 Technical Officer

------------

 (1) Dr. Warrell became the President and Chief Executive Officer of the Company effective on December 1, 1999. See "Compensation of the President and Chief Executive Officer" below.

 (2) Includes $6,500 for auto allowance and $11,644 for life insurance.

 (3) Includes $6,000 for auto allowance and $12,037 for life insurance.

 (4) Represents options to purchase Common Stock, some of which are contingent upon the occurrence of future events, granted to Dr. Warrell pursuant to his current employment agreement. See "Compensation of the President and Chief Executive Officer" below. Excludes 300,000 options approved by the Board of Directors in March 2001 for milestones achieved in the year 2000.

 (5) Represents 300,000 options approved by the Board of Directors in March 2001 for milestones achieved in the year 2000 and excludes 300,000 options approved by the Board of Directors in January 2002 for milestones achieved in the year 2001.

 (6) Represents various option grants issued since start of employment and excludes 15,000 options approved in January 2002 as part of 2001 annual bonus and 12,000 shares held by Dr. Klem's children's individual retirement accounts.

 (7) Mr. Fernandez receives a base salary of $230,000 per annum, which was prorated during 2001.

 (8) Represents reimbursement for relocation expenses incurred.

 (9) Represents options issued upon employment and excludes 50,000 options approved in January 2002 as part of 2001 annual bonus.

(10) Dr. Itri receives a base salary of $265,000 per annum, which was prorated during 2001.

(11) Represents life insurance.

(12) Represents options issued upon employment and excludes 40,000 options approved in January 2002 as part of 2001 annual bonus.

(13) Mr. Williams receives a base salary of $195,000 per annum, which was prorated during 2001.

(14) Represents options issued upon employment and excludes 35,000 options approved in January 2002 as part of 2001 annual bonus.

Stock Options

     The following table sets forth certain information concerning grants of stock options made during 2001 to the Named Executive Officers.

Option Grants in Last Fiscal Year

                                            Number Of       Percent Of
                                            Securities     Total Options
                                            Underlying      Granted To      Exercise                        Grant Date
                                             Options       Employees In       Price        Expiration        Present
Name                                         Granted        Fiscal Year      ($/Sh)           Date          Value (1)
----                                      -------------   --------------   ----------   ---------------   -------------
Raymond P. Warrell, Jr., M.D. .........     300,000(2)         21.6%        $ 7.969       Jan. 1, 2011      $2,572,374
Alfred J. Fernandez ...................     200,000(3)         14.4%         11.490      July 24, 2011       1,499,183
Loretta M. Itri, M.D. .................     300,000(4)         21.6%          5.730      Mar. 28, 2011       2,834,256
Bruce A. Williams .....................     150,000(5)         10.8%          6.656       Mar. 5, 2011       1,359,663

------------
(1) These amounts represent the estimated fair value of stock options, measured at the date of grant using the Black-Scholes option-pricing model. There are four underlying assumptions in developing the grant valuations: an expected volatility of 69%, an expected term of exercise of four to five years, a range of risk free interest rates of 4% and a dividend yield of zero %. The actual value, if any, an officer may realize will depend on the amount by which the stock price exceeds the exercise price on the date the option is exercised. Consequently, there is no assurance the value realized by an officer will be at or near the value estimated above. These amounts should not be used to predict stock performance.
(2) Represents options approved by the Compensation Committee of the Board of Directors in March 2001 for milestones achieved in the year 2000 and excludes 300,000 options approved by the Compensation Committee of the Board of Directors in January 2002 for milestones achieved in the year 2001.
(3) Represents options issued upon employment and excludes 50,000 options approved in January 2002 as part of 2001 annual bonus.

(4) Represents options issued upon employment and excludes 40,000 options approved in January 2002 as part of 2001 annual bonus.

(5) Represents options issued upon employment and excludes 35,000 options approved in January 2002 as part of 2001 annual bonus.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

     The following table sets forth certain information with respect to aggregate option exercises by the Named Executive Officers in the fiscal year ended December 31, 2001 and with respect to the unexercised options held by the Named Executive Officers as of December 31, 2001:

                                                                   Number of Securities
                                                                  Underlying Unexercised         Value of Unexercised
                                                                     Options at Fiscal            In-the-Money Options
                                          Shares                          Year End               at Fiscal Year End(1)
                                       Acquired on     Value   ----------------------------- -----------------------------
Name                                     Exercise    Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
----                                     --------    --------   -----------   -------------   -----------   -------------
Raymond P. Warrell, Jr., M.D. .......         --           --    3,448,969      1,614,293     $39,476,368   $17,200,342
Alfred J. Fernandez .................         --           --           --        200,000              --       548,000
Loretta M. Itri, M.D. ...............         --           --           --        300,000              --     2,550,000
Bruce A. Williams ...................         --           --           --        150,000              --     1,136,100
Robert E. Klem, Ph.D. ...............    120,750     $871,915      617,353         15,000       8,122,446        93,450

------------
(1) Calculated on the basis of the market value of the underlying securities as of December 31, 2001 ($14.23 per share), minus the exercise price, and excludes options approved in January 2002 as part of 2001 annual bonus.

Equity Compensation Plan Information

                                                                                                      Number of securities
                                                                                                    remaining available for
                                             Number of securities to be     Weighted-average      future issuance under equity
                                               issued upon exercise of      exercise price of          compensation plans
                                                outstanding options,      outstanding options,       (excluding securities
Plan category                                    warrants and rights       warrants and rights   reflected in the first column)
-------------                               ---------------------------- ---------------------- -------------------------------
Equity compensation plans approved
 by security holders ...................... 9,576,290                            $3.89                  1,178,850
Equity compensation plans not
 approved by security holders (1) .........

------------
(1)  None.

Employment Agreements

     Pursuant to an employment agreement dated as of October 28, 1999 between the Company and Dr. Warrell, Dr. Warrell was appointed the President and Chief Executive Officer of the Company, effective on December 1, 1999. Under his employment agreement, Dr. Warrell receives a base salary of $325,000 per annum, which was pro rated during 1999. Dr. Warrell received compensation of $15,000 for services he rendered to the Company from October 28, 1999 up to his effective appointment as the President and Chief Executive Officer of the Company on December 1, 1999. In the event the Company terminates his employment without cause (as defined in his employment agreement) or Dr. Warrell terminates his employment for good reason (as defined in his employment agreement), Dr. Warrell becomes entitled to receive, as severance, the base salary he would have received during the twelve-month period following the date of termination. Dr. Warrell received a signing bonus of $100,000. At the end of Dr. Warrell's first year of employment, he was entitled to, and paid, an additional bonus of $100,000. In subsequent years, Dr. Warrell is entitled to an additional bonus of at least $100,000, subject to the achievement of agreed-upon milestones. Dr. Warrell is entitled to receive (i) annual stock options for the purchase of 300,000 shares of Common Stock upon the achievement of agreed-upon milestones;
(ii) stock options for the purchase of 793,877 shares of Common Stock on the earlier of the sixth anniversary of his employment or the date the market capitalization of the Company has exceeded three times the market capitalization of the Company upon commencement of his employment (this option condition has been satisfied); (iii) stock options for the purchase of 793,877 shares of Common Stock on the earlier of the sixth anniversary of his employment or the date the Company receives an FDA letter approving G3139 for any clinical indication; and (iv) stock options for the purchase of 3,175,508 shares of Common Stock, twenty-five percent of which vested upon commencement of his employment, with the remaining seventy-five percent vesting on a ratable monthly vesting schedule over the three-year term of his employment (items (i) through (iv) hereinafter collectively referred to as the "CEO Options"). Dr. Warrell is entitled to receive any and all medical insurance, dental insurance, group health, disability insurance and other benefit plans, which are made generally available by the Company to its senior executives.

     Pursuant to an employment agreement dated as of March 27, 2001 between the Company and Dr. Itri, Dr. Itri was appointed the Executive Vice President of Clinical Research and Development and the Chief Medical Officer of the Company. The agreement has an initial term of two years. The agreement provides for a base annual salary of $265,000, which was prorated for 2001. The agreement also provides for a guaranteed minimum bonus of 30% of her base salary, a grant of stock options vesting over a period of four years to purchase 240,000 shares of the Company's Common Stock at an exercise price equal to the NASDAQ closing price on March 28, 2001 ($5.73) and a signing bonus of $50,000, which the Company elected to issue in the form of restricted common stock on April 28, 2001 ($8.34). Dr. Itri was also granted an option to purchase an additional 60,000 shares of the Company's Common Stock at an exercise price of $5.73, to become exercisable in full upon final regulatory approval of the GenasenseTM compound by the U.S. Food and Drug Administration.

     Pursuant to an employment agreement, dated as of July 24, 2001, between the Company and Mr. Fernandez, Mr. Fernandez was appointed the Executive Vice President and Chief Financial Officer of the Company. The agreement has an initial term of four years. The agreement provides for a base annual salary of $230,000, which was prorated for 2001. The agreement also provides for a guaranteed minimum first year bonus of 20% of his base salary, a grant of stock options vesting over a period of four years to purchase 200,000 shares of the Company's Common Stock at an exercise price equal to the NASDAQ closing price on July 24, 2001 ($11.49). The agreement also provides for a grant to Mr. Fernandez on December 31, 2001 of non-qualified stock options vesting over a period of four years to purchase an additional 50,000 shares of Common Stock at an exercise price equal to the NASDAQ closing price of Common Stock on January 24, 2002 ($13.70). The agreement also provides that Mr. Fernandez shall be granted stock options for up to an additional 50,000 shares of the Company's Common Stock in the event certain milestones are achieved.

Compensation Committee Interlocks and Insider Participation

     None of the members of the Compensation Committee had any "interlock" relationship to report during the Company's fiscal year ended December 31, 2001.

Pension and Long-Term Incentive Plans

     The Company maintains the Genta Incorporated Savings and Retirement Plan (the "Genta 401(k) Plan"). In January 2001, the Board of Directors approved Company matching contributions of 100% on the first 4% and 50% of the next 2% of eligible employee contributions to the Genta 401(k) Plan. The Company has no other pension or long-term incentive plans.

                      REPORT OF THE COMPENSATION COMMITTEE

Overview

     The Company seeks to achieve three objectives, which serve as guidelines in making compensation decisions:

     o Providing a total compensation package which is competitive and, therefore, enables the Company to attract and retain, on a long-term basis, high-caliber executive personnel;

     o Integrating compensation programs with the Company's short-term and long-term strategic plan and business objectives; and

     o Encouraging achievement of business objectives and enhancement of stockholder value by providing executive management long-term incentive through equity ownership.

     In making its compensation determinations, the Compensation Committee of the Board of Directors has relied, in part, on independent surveys and analyses of management compensation of executives of companies in the biotechnology and pharmaceutical industries (including companies in the Nasdaq Pharmaceutical Stock Index used in the Company's Stock Price Performance Graph set forth in this Proxy Statement) and recommendations of management. The Compensation Committee believes it has established executive compensation levels that are competitive with companies in the biotechnology and pharmaceutical industries when taking into account relative company size, stage of development, individual responsibilities and experience, individual and overall corporate performance and geographic location.

Components of Executive Compensation

     The Company's potential therapeutic products are in various stages of research and development and no revenues have as yet been generated from therapeutic product sales. As a result, the use of traditional performance standards, such as corporate profitability, are not believed to be appropriate in the evaluation of the performance of the Company or its individual executives. The compensation of the Company's executive officers is based, in substantial part, on the achievement of individual and overall corporate objectives. Such objectives are established and modified as necessary to reflect changes in market conditions and other factors. Individual and overall corporate performance is measured by reviewing whether these corporate objectives have been achieved.

     The Company's compensation package for executive officers generally consists of annual cash compensation and long-term compensation in the form of stock options. In light of the Company's stage of development, considerable emphasis is placed on equity-based compensation in an effort to preserve cash to finance the Company's research and development efforts.

Annual Cash Compensation

     Compensation levels for the Company's executive officers are determined in part through comparisons with companies of a similar size, stage of development and level of complexity in the biotechnology and pharmaceutical industries and other companies with which the Company competes for personnel. In addition, the compensation level for each executive officer reflects an evaluation of the responsibilities required for each respective position, individual experience levels and individual performance and contributions toward achievement of the Company's business objectives. The compensation levels for the Company's executive officers are designed to be competitive within a range that the Compensation Committee determines to be reasonable in light of the aforementioned factors. The salary level of each executive officer is reviewed on an annual basis and adjustments are made as deemed necessary.

Stock Options

     The Compensation Committee believes that by providing all full-time employees, including executive officers who have responsibility for the management and growth of the Company, with an opportunity to obtain an equity interest in the Company, the best interests of stockholders and the Company's employees will be closely aligned.

Accordingly, all full-time employees, including executive officers, are eligible to receive stock option grants from time to time, giving them the right to purchase shares of the Company's Common Stock at a specified price.

Compensation of Executive Officers

     In making compensation decisions for the Company's fiscal year ended December 31, 2001, the Compensation Committee considered the importance to the Company of retaining highly qualified key personnel due to the complex and technologically sophisticated nature of the Company's business. Bonus compensation was awarded to the Company's executive officers in an aggregate amount of $351,800. Dr. Warrell, Dr. Itri and Mr. Fernandez received bonus and salary compensation pursuant to the terms of their employment agreements as described herein under "Executive Compensation."

     This Report of the Compensation Committee on Executive Compensation shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

                                     Michael S. Weiss
                                     Harlan J. Wakoff
                                     Daniel D. Von Hoff, M.D.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is currently composed of three independent directors as defined by the National Association of Securities Dealers' listing standards and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Harlan J. Wakoff, Betsy McCaughey, Ph.D. and Patrick J. Zenner. Among its other responsibilities, the Audit Committee recommends to the Board of Directors the selection of the Company's independent auditors.

     Management is responsible for the Company's internal controls and the financial reporting process. Deloitte & Touche LLP, the Company's independent auditors, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted in the United States of America ("generally accepted accounting principles"), and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Corporation's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditor that firm's independence.

Audit Fees

     In addition to retaining Deloitte & Touche to audit the consolidated financial statements for 2001, the Company retained Deloitte & Touche to provide other services in 2001, and expect to continue to do so in the future. The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company's annual financial statements for the year ended December 31, 2001 and the reviews of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q for the year ended December 31, 2001 were $114,000.

Financial Information Systems Design and Implementation Fees

     There were no services rendered by Deloitte & Touche LLP during fiscal year 2001 relating to financial information systems design and implementation.

All Other Fees

     The aggregate fees billed for all other services rendered by Deloitte & Touche LLP during fiscal year 2001, other than the services referred to above under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees," were $32,628, and such other fees were primarily related to preparation of the Company's U.S. federal, U.S. state and foreign income tax returns and to tax advice given to the Company.

     After considering the provision of services encompassed within the above disclosures about fees (under the captions "Financial Information Systems Design and Implementation Fees" and "All Other Fees"), the Audit Committee has determined that the provision of such services is compatible with maintaining Deloitte & Touche LLP's independence.

     Based upon the Audit Committee's discussion with management and the independent auditors and the Committee's review of the representation of management and the report of the independent auditors to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission, and that Deloitte & Touche be appointed as the independent auditors for the Company's fiscal year ending December 31, 2002.

     This Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

                                     Harlan J. Wakoff, Chairman
                                     Betsy McCaughey, Ph.D.
                                     Patrick J. Zenner

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 25, 2002 certain information with respect to the beneficial ownership of Common Stock (i) by each person known to us to own beneficially five percent or more of the Company's outstanding Common Stock (the only voting class outstanding), (ii) by each director, (iii) by each of the Named Executive Officers and (iv) by all officers and directors as a group. As of April 25, 2002, each share of Series A Preferred Stock was convertible at the option of the holder into approximately 7.1573 shares of Common Stock. Except as required by law or with respect to the creation or amendment of senior classes of preferred stock or creation of different series or classes of Common Stock, and in certain other instances, the holders of Series A Preferred Stock do not have voting rights until such shares are converted into Common Stock. The conversion price and the numbers of shares of Common Stock issuable upon conversion of the Series A Preferred Stock may be adjusted in the future, based on the provisions in the Company's Certificate of Incorporation, as amended.

                                                                   Number of Shares         Percent of Class
Name and Address (1)                                            Beneficially Owned (2)     Beneficially Owned
--------------------                                           ------------------------   -------------------
Raymond P. Warrell, Jr., M.D. ...........................           3,678,240 (3)                  5.2%

Alfred J. Fernandez .....................................               5,000(11)                     *

Loretta M. Itri, M.D. ...................................              66,995 (6)                     *

Bruce A. Williams .......................................              44,500(12)                     *

Robert E. Klem, Ph.D. ...................................             569,353 (4)                     *

Betsy McCaughey, Ph.D. ..................................              28,001 (4)                     *

Mark C. Rogers, M.D. (10) ...............................             870,001 (4)                  1.3%

Daniel D. Von Hoff, M.D. ................................              88,334 (4)                     *

Harlan J. Wakoff ........................................             201,667 (4)                     *

Douglas G. Watson .......................................                  --                         *

Michael S. Weiss ........................................             796,439 (5)                  1.2%

Patrick J. Zenner .......................................               6,667 (4)                     *

Lindsay A. Rosenwald, M.D. ..............................          30,424,783 (8)                 42.0%
 787 Seventh Avenue
 New York, NY 10019

Paramount Capital Asset .................................          27,004,204 (9)                 37.3%
 Management, Inc.
 787 Seventh Avenue
 New York, NY 10019

All Directors and Executive Officers as a group .........           6,355,197 (7)                  8.8%

------------
   * Less than one percent (1%).

 (1) Unless otherwise indicated, the address of each named holder is c/o Genta Incorporated, Two Connell Drive, Berkeley Heights, NJ 07922.

 (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options exercisable within 60 days of April 25, 2002 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (3) Consists of 20,800 shares of Common Stock, 10,000 shares of Common Stock related to the Asset Purchase Agreement with Relgen LLC, a privately held corporation, of which Dr. Warrell is the majority stockholder and 3,647,440 shares of Common Stock issuable upon exercise of currently exercisable stock options. Excludes 1,000 shares of Common Stock held by Dr. Warrell's wife's Individual Retirement Account and 5,995 shares of Common Stock held by Dr. Warrell's wife issued as a hiring bonus. Dr. Warrell disclaims beneficial ownership of such shares. In addition, pursuant to Dr. Warrell's employment agreement, he has been granted options to purchase 5,063,262 shares of the Company's Common Stock, which excludes 300,000 options approved by the Compensation Committee of the Board of Directors in January 2002 for milestones achieved in the year 2001.

 (4) Consists of shares issuable upon exercise of currently exercisable stock options.

 (5) Consists of 601,438 shares of Common Stock, and 195,001 shares of Common Stock issuable upon exercise of currently exercisable stock options.

 (6) Consists of 6,995 shares of Common Stock and 60,000 shares of Common Stock issuable upon exercise of currently exercisable stock options. Excludes 20,800 shares of Common Stock held by Dr. Itri's husband's Individual Retirement Account and 10,000 shares held by a privately held corporation, of which Dr. Itri's husband is the majority stockholder. Dr. Itri disclaims beneficial ownership of such shares.

 (7) Includes 5,703,964 shares issuable upon exercise of currently exercisable stock options and 651,233 shares of Common Stock.

 (8) Dr. Rosenwald may be deemed to have shared voting and investment power over the 27,004,204 shares of Common Stock, which includes 250,800 shares of Series A Preferred Stock (which are convertible into 1,795,051 shares of Common Stock) that may be deemed to be beneficially owned by Paramount Capital Asset Management, Inc. ("Paramount"), of which Dr. Rosenwald is the sole stockholder. See Footnote 9 below. In addition, Dr. Rosenwald may be deemed to have sole voting and investment power over 3,420,579 shares of Common Stock, consisting of 3,261,896 shares of Common Stock issuable upon conversion of 25.83 Unit Purchase Options relating to warrants issued in June 1997, and 158,683 shares of Common Stock issuable upon exercise of certain warrants issued in December 1999.

 (9) Paramount may be deemed to have shared voting and investment power over:
     (i) 8,156,156 shares Common Stock held by the Aries Select I, LLC, (ii) 17,018,279 shares of Common Stock held by the Aries Select Limited, a Cayman Islands trust, (iii) 1,829,769 shares of Common Stock held by the Aries Select II, LLC, (iv) 76,813 shares of Series A Preferred Stock (convertible into 549,774 shares of Common Stock) held by the Aries Select I, LLC, (v) 158,082 shares of Series A Preferred Stock (convertible into 1,131,440 shares of Common Stock) held by the Aries Select Limited, (vi) 15,905 shares of Series A Preferred Stock (convertible into 113,837 shares of Common Stock) held by the Aries Select II, LLC. Paramount is the General Partner and Investment Advisor of the Aries Select Fund I and Aries Select Fund II and the Investment Advisor of the Aries Limited.

(10) Mark C. Rogers, M.D. will serve as a Director until June 20, 2002, but will not stand for reelection.

(11) Consists of shares of Common Stock.

(12) Consists of 7,000 shares of Common Stock and 37,500 shares of Common Stock issuable upon exercise of currently exercisable stock options.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total stockholder return (change in stock price plus reinvested dividends) of the Company's Common Stock with the CRSP Total Return Index for the Nasdaq National Market (U.S. and foreign) (the "Nasdaq Composite Index") and the CRSP Total Return Index for Nasdaq Biotech Index (the "Nasdaq Biotech Index") for the period from December 31, 1996 to December 31, 2001. The comparison assumes $100 was invested on December 31, 1996 in the Common Stock and each of the foregoing indices and also assumes reinvestment of dividends.

                                   Genta, Inc.
                             Stock Price Performance
                      December 31, 1996 - December 31, 2001

[THE FOLLOWING DATA WAS REPRESENTED IN THE PRINTED MATERIAL AS A LINE CHART].

   Date      Genta, Inc.   NASDAQ Biotech Index   NASDAQ Composite Index
   ----      -----------   --------------------   ----------------------
12/31/1996   $100.00       $100.00                $100.00
12/31/1997   $ 17.86       $ 99.93                $122.14
12/31/1998   $ 29.29       $144.18                $171.20
12/31/1999   $147.14       $290.72                $318.59
12/31/2000   $182.86       $357.56                $193.78
12/31/2001   $325.26       $299.62                $153.51

                              CERTAIN TRANSACTIONS

     Michael S. Weiss, Vice Chairman of the Company's board of directors, is a managing director of Genta Jago Technologies, B.V., a joint venture that is 50% owned by the Company.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the Company's Common Stock.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations of the representing persons that no other reports were required, except as set forth below, during the year ended December 31, 2001, the Company's officers and directors and owners of more than 10 percent of the Company's Common Stock complied with their respective filing requirements under Section 16(a) on a timely basis. Mark C. Rogers, M.D. filed a Form 5 in February of 2002 to remedy the failure to file a Form 5 for fiscal years ended December 31, 1999 and 2000 with respect to one transaction in each year. Daniel D. Von Hoff, M.D. filed a Form 5 in February of 2002 to remedy the failure to file a Form 5 for fiscal year ended December 31, 2000, with respect to two transactions in that year. Harlan J. Wakoff filed a Form 5 in February of 2002 to remedy the failure to file a Form 5 for fiscal year ended December 31, 2000 with respect to one transaction in that year. Michael S. Weiss filed a Form 5 in February of 2002 to remedy the failure to file a Form 5 for the fiscal year ended December 31, 2000, with respect to one transaction in that year. All of the transactions mentioned above were the granting of stock options by the Company to the director.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be included in the proxy statement for the Company's 2003 Annual Meeting of Stockholders must be received by the Company at the offices of the Company, Two Connell Drive, Berkeley Heights, NJ 07922, no later than December 18, 2002 in order to be included in the proxy statement and form of proxy relating to such annual meeting.

                                     By order of the Board of Directors,

                                     /s/ Raymond P. Warrell

                                     Raymond P. Warrell, Jr., M.D.
                                     Chairman and CEO

     Dated: May 20, 2002

                                                                 Please mark
                                                               your votes as
                                                                indicated in
                                                                this example |X|


1. ELECTION OF DIRECTORS: To elect the nominees listed below to the Board of Directors for a term of one year:

     FOR all nominees    |_|           WITHHOLD           |_|
       listed below                    AUTHORITY
     (except as marked         to vote for all nominees
     to the contrary)                listed below

(INSTRUCTION:To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

NOMINEES: 01 RAYMOND P. WARRELL, JR., M.D., 02 BETSY MCCAUGHEY, PH.D. 03 DANIEL
D. VON HOFF, M.D., 04 HARLAN J. WAKOFF, 05 DOUGLAS G. WATSON, 06 MICHAEL S. WEISS 07 PATRICK J. ZENNER

                                                         FOR   AGAINST   ABSTAIN

2.   To increase the Company's number of shares          |_|      |_|      |_|
     authorized for issuance.

                                                         FOR   AGAINST   ABSTAIN

3.   To approve an amendment to Genta Incorporated       |_|      |_|      |_|
     1998 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder.

                                                         FOR   AGAINST   ABSTAIN

4.   To approve an amendment to Genta Incorporated       |_|      |_|      |_|
     Non-Employee Directors' 1998 Stock Option Plan to increase the number of shares authorized for issuance thereunder.

                                                         FOR   AGAINST   ABSTAIN

5.   To approve an amendment to Genta In corporated      |_|      |_|      |_|
     Non-Employee Directors' 1998 Stock Option Plan to change the amount and the time when stock options are granted thereunder.

                                                         FOR   AGAINST   ABSTAIN

6.   To ratify the selection of Deloitte & Touche LLP    |_|      |_|      |_|
     as the Company's independent auditors.


Signature____________________Signature____________________Date__________________

Please sign exactly as your name(s) appears on your stock certificate. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.

--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

       Internet and telephone voting is available through 4PM Eastern Time the business day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

--------------------------------------------------------------------------------
                                    Internet
                           http://www.eproxy.com/gnta
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.
--------------------------------------------------------------------------------
                                       OR
--------------------------------------------------------------------------------
                                    Telephone
                                 1-800-435-6710
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.
--------------------------------------------------------------------------------
                                       OR
--------------------------------------------------------------------------------
                                      Mail
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
--------------------------------------------------------------------------------

               If you vote your proxy by Internet or by telephone,
                  you do NOT need to mail back your proxy card.

                               GENTA INCORPORATED

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                 June 20, 2002

     The undersigned stockholder of Genta Incorporated (the "Company") acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated May 20, 2002, and the undersigned revokes all prior proxies and appoints Raymond P. Warrell, Jr., M.D. and Alfred J. Fernandez, or either of them, as proxies for the undersigned, with full power of substitution to each, to vote all shares of Common Stock of the company which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at the Marriott New York Marquis Hotel, 1535 Broadway, New York, NY, at 11:00 a.m., local time, on June 20, 2002 and at any postponement or adjournment thereof, and the undersigned authorizes and instructs said proxies or their substitutes to vote as follows:

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION OF THE DIRECTORS, (ii) FOR INCREASE OF THE COMPANY'S NUMBER OF SHARES AUTHORIZED FOR ISSUANCE, (iii) FOR AMENDMENT TO GENTA INCORPORATED 1998 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THERE-UNDER, (iv) FOR AMENDMENT TO GENTA INCORPORATED NON-EMPLOYEE DIRECTORS' 1998 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER, (v) FOR AMENDMENT TO GENTA INCORPORATED NON-EMPLOYEE DIRECTORS' 1998 STOCK OPTION TO CHANGE THE AMOUNT AND THE TIME WHEN STOCK OPTIONS ARE GRANTED THEREUNDER, (vi) FOR RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND (vii) IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES, FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

     Receipt of the Notice of Annual Meeting, the Proxy Statement and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 accompanying the same is hereby acknowledged.

     PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

           (Continued and to be dated and signed on the other side.)


--------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE /\

                 You can now access your Genta account online.

Access your Genta stockholder account online via Investor
ServiceDirect(SM)(ISD).

Mellon Investor Services LLC agent for Genta Incorporated, now makes it easy and convenient to get current information on your stockholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

o    View account status                o    Make address changes
o    View certificate history           o    Establish/change your PIN

              Visit us on the web at http://www.melloninvestor.com
                 and follow the instructions shown on this page.

Step 1: FIRST TIME USERS - Establish a PIN

You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.

Investor ServiceDirect(SM)is currently only available for domestic individual and joint accounts.

o    SSN
o    PIN
o    Then click on the (Establish PIN) button

Please be sure to remember your PIN, or maintain it in a secure place for future reference.
--------------------------------------------------------------------------------
Step 2: Log in for Account Access

You are now ready to log in. To access your account please enter your:

o    SSN
o    PIN
o    Then click on the (Submit) button

If you have more than one account, you will now be asked to select the appropriate account.
--------------------------------------------------------------------------------
Step 3: Account Status Screen

You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.

o    View Account Status
o    Certificate History
o    Issue Certificate
o    Address Change


              For Technical Assistance Call 1-877-978-7778 between
                       9am-7pm Monday-Friday Eastern Time